Stewart E. McClure, Jr.

President and CEO

155 Morristown Road, Bernardsville NJ 07924

908-630-5000

www.somersethillsbank.com

December 7, 2006

Forward-Looking Statements

 This presentation contains estimates and other forward-looking statements within the meaning of the Private Securities

Litigation Reform Act of 1995. SOMH cautions that the

assumptions forming the basis for forward-looking statements include many factors that are beyond the Company’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of depositors, borrowers and other customers. Other factors that could cause actual results,

including earnings and growth in market share, to differ

materially from the Company’s expectations include, but are not limited to, general economic conditions, economic conditions in our New Jersey trade area, the future level and direction of interest rates, the strength of the home mortgage market,

changes in governmental economic and tax policies, changes in bank regulation and other uncertainties. Somerset Hills Bancorp does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement

referenced herein in light of future events..

Who We Are

$1,533,000

1st 9 Months Net Income 2006

Stock - SOMH

Warrants - SOMHW

NASDAQ Capital Market

Up 44%

9 Month Net Income

$1,063,000

1st 9 Months Net Income 2005

$30 Million

Total Capital as of 9/30/2006

$269 Million

Total Assets as of 9/30/2006

Founded 12/1998

Community Bank in Northern New Jersey

Where We Are

Statement of Operations

+13%

$ 1,063

1st 9 Months
2005

+44%

$ 1,533

1st 9 Months
2006

+56%

$ 2,115

2005

+16%

$ 1,359

2004

+555%

$ 1,173

2003

+132%

$    179

2002

+96%

$  (560)

2001

Change From Prior Year

Net Income/Loss

Year

Deposit Growth

Total Deposits

Core Deposits

6%
Increase

14%
Increase

43%
Increase

16%
Increase

22%
Increase

30%
Increase

22%
Increase

34%
Increase

15%
Increase

9%
Increase

27%
Increase

32%
Increase

Paramount Checking

Total Balances

Number of Accounts

417%
Increase
Over
2001

252%
Increase
Over
2002

3%
Decrease
Over
2003

5%
Increase
Over
2004

31%
Increase
Over
2005

46%
Increase
Over
2001

25%
Increase
Over
2002

13%
Increase
Over
2003

10%
Increase
Over
2004

16%
Increase
Over
2005

Paramount Checking

Average Balance Per Account

Escrow Ease

Total Balances

Escrow Ease

Number of Client Accounts

Deposit Mix

90%

84%

20,731

36,741

141,846

157,537

45,667

42,533

12/31/2005

  9/30/2006

85%

23,748

94,066

37,061

12/31/2004

79%

30,545

86,111

28,995

12/31/2003

66%

42,538

67,520

15,386

12/31/2002

65%

$35,783

$53,898

$13,272

12/31/2001

Core Deposits as a
% of Total Deposits

Time
Deposits

NOW/Money
Market/Savings

Demand

Loan Growth - Total Balances

15%
Increase
Over
2002

22%
Increase
Over
2003

21%
Increase
Over
2004

38%
Increase
Over
2001

15%
Increase
Over
2005

27%
Increase
Over
2004

Loan Mix Composition Total Balances

September 30, 2006

Net Interest Margin

4.20%

  9/30/2006

4.31%

12/31/2005

3.78%

12/31/2004

3.40%

12/31/2003

3.52%

12/31/2002

2.98%

12/31/2001

Fee Income Subsidiaries

Sullivan Financial Services Inc.

Acquired March 2000

100% ownership

Somerset Hills Wealth Management, LLC

Founded November 2002

100% ownership

Somerset Hills Title, LLC

Founded May 2004

50% ownership